UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 12, 2013

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.   Other Events

On April 9, 2013, Exar Corporation (“Exar”), Mission West Properties, L.P. and related entities (collectively “Mission West”), and Kovio, Inc. (“Kovio”) entered into a Settlement Agreement and Full Mutual General Release (herein “Agreement and Release”) to settle the pending litigation between the parties (Santa Clara County Superior Court, Case No. 1-11-CV-206456) (herein the “Action”) arising from the sale, lease and sublease of property located at 233 South Hillview Drive, Milpitas, California. Exar agreed to pay $2,412,088 to Mission West within thirty (30) days of execution of the Agreement and Release and allow Mission West to retain its security deposit of $242,682. Kovio also agreed to pay certain amounts to Mission West. Exar agreed to return to Kovio a security deposit in the amount of $314,929. Upon payment by Exar and Kovio, Mission West’s Complaint and Exar’s Cross-Complaint in the Action will be dismissed with prejudice. The parties agreed to bear their own attorney’s fees and costs. The Agreement and Release contains mutual releases whereby Mission West, Exar, and Kovio each agreed to release each other from all claims, known and unknown, arising out of, in connection with, or relating to the Action or the events or incidents referred to in the pleadings in the Action. The parties agreed that the Agreement and Release is intended solely as a compromise of disputed claims, has been entered into to avoid the uncertainties and costs associated with litigation, and is not an admission of liability by any party.

The foregoing description of the material terms of the Agreement and Release is qualified in its entirety by reference to the text of the document, which is attached as Exhibit A to this Form 8-K

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Settlement Agreement and Full Mutual General Release dated April 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION
(Registrant)

Date: April 12, 2013	/s/ Ryan A. Benton
Ryan A. Benton
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)